UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

Systemax Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02 (b), (c) and (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2018, Systemax Inc. (the “Company”) announced a CEO succession plan under which Barry Litwin, a member of the Company’s Board of Directors and currently the Chief Executive Officer of Adorama, Inc., will join the Company as Chief Executive Officer on January 7, 2019. Larry Reinhold, President and Chief Executive Officer and a member of the Company’s Board of Directors, will step down from his management roles at the Company on that date and will assist Mr. Litwin in his transition to his new responsibilities over the next several months. Mr. Litwin and Mr. Reinhold will remain on the Board of Directors.

Barry Litwin

Mr. Litwin has served as Chief Executive Officer of Adorama since 2015. His business experience is described in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders at page 6, and is hereby incorporated by reference. During the Employment Period, the Company will cause Mr. Litwin to be favorably recommended as a nominee to be elected as a member of the Board of Directors of the Company.

The Company entered into an employment agreement with Mr. Litwin to employ him as Chief Executive Officer of the Company (the “Agreement”), commencing January 7, 2019 and until terminated (the “Employment Period”) due to death, by the Company for “total disability (as defined), for “cause” (as defined) or without “cause”, or by Mr. Litwin voluntarily for any reason or for “good reason” (as defined) (each shall be referred to as the “Date of Termination”).

The Agreement provides for a minimum annual base salary of $825,000 and an annual cash bonus (the “Bonus”) in an amount to be determined by the Company under its Named Executive Officer Plan, which Bonus generally will range from 0%-150% of Mr. Litwin’s annual base salary, with an on-target performance payout of 135% of annual base salary, assuming Mr. Litwin meets the performance objectives (including the Company’s financial and other performance objectives) established for him by the Company. In addition, Mr. Litwin is entitled to four weeks’ vacation and a car allowance of up to $2,500 per month.

At the commencement of the Employment Period, Mr. Litwin will receive a one-time cash sign-on bonus of $614,000; the sign on bonus is subject to repayment (all if terminated in year one, and half if terminated before the end of year two, of the Employment Period) if Mr. Litwin’s employment terminates due to his voluntary resignation without “good reason” (as defined) or is terminated by the Company for “cause” (as defined) during the first two years of the Employment Period.

At the commencement of the Employment Period, Mr. Litwin will also receive options to purchase 100,000 shares of common stock pursuant to the Company’s 2010 Long Term Stock Incentive Plan. The stock options will have a ten year term, and 20% of the stock options will vest on the first anniversary of the grant date, 20% will vest on the second anniversary of the grant date and 10% will vest on each subsequent anniversary of the grant date. In the event of termination without “cause” or by Mr. Litwin for “good reason”, the next immediate tranche of granted options that would otherwise have vested if employment had not been so terminated shall accelerate and be vested as of the Date of Termination.

In addition, on January 7, 2019 and on each subsequent anniversary date of the commencement of the Employment Period, Mr. Litwin shall receive a grant of shares of restricted stock under the Company 2010 Long Term Incentive Plan, such number of shares to be determined as the quotient of $700,000 divided by the then per share fair market value of the Company’s shares as quoted on the NYSE at the close of business on the day prior to each such anniversary date of commencement of Employment Period. Each annual grant of the restricted stock will vest in equal 20% installments on the one year anniversary date of each such annual grant and on each subsequent anniversary date of each such grant. In the event of termination without “cause” (as defined) or by Mr. Litwin for “good reason” (as defined), the next immediate tranche of granted restricted stock that would otherwise have vested if employment had not been so terminated shall accelerate and be vested as of the Date of Termination.

The stock option agreement and restricted stock agreement with Mr. Litwin shall provide that if his employment is terminated by the Company without “cause” or by Mr. Litwin for “good reason” within twelve months following a “Change in Control” (as defined), all of his outstanding unvested stock options and unvested restricted stock shall immediately vest and all of Mr. Litwin's outstanding options shall remain exercisable in accordance with their terms.

In the event of termination for death, “total disability”, “cause” or voluntary termination by Mr. Litwin, Mr. Litwin would receive any unpaid salary, and the pro rata portion of any Bonus which would otherwise be paid to him if such termination had not occurred. If Mr. Litwin resigns for “good reason” or if the Company terminates him without “cause”, Mr. Litwin shall receive, 12 months’ base salary, payable over a period of twelve months (the “Severance Period”), the target Bonus which would otherwise be paid for the year in which termination occurred, ), up to four weeks unused accrued vacation, and reimbursement during the Severance Period for COBRA insurance coverage.

The Agreement includes customary nondisclosure and non-compete/non-solicit provisions effective for one year following termination.

During the Employment Period, Mr. Litwin will no longer receive the standard cash and equity compensation normally paid to its non-employee directors, as the Company’s policy is not to pay compensation to directors who are also employees of the Company. The Company’s direct compensation policy is described in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders at page 46, and is hereby incorporated by reference.

Additional information regarding our executive officers can be found in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders at page 21, and is hereby incorporated by reference.

Lawrence Reinhold

Mr. Reinhold entered into a separation agreement with the Company pursuant to which following his separation on January 7, 2019, he will receive cash separation payments as follows: (i) an amount equal to one year’s base salary and the average of Mr. Reinhold’s bonus for fiscal years 2016 and 2017; and (ii) an amount equal to Mr. Reinhold’s annual auto allowance and reimbursement of up to 12 months COBRA medical benefits payments. In addition, all of his unvested restricted stock units will accelerate and vest on the separation date.

On the separation date, Mr. Reinhold will enter into a two year consulting agreement with the Company, and pursuant to which certain option awards previously granted to Mr. Reinhold will continue to vest, terminate or remain exercisable in accordance with their terms during the ongoing consultancy period. Mr. Reinhold shall remain a director of the Company, and he shall receive the standard cash and equity compensation paid to its non-employee directors as described in the Proxy Statement for the 2018 Annual Meeting of Stockholders at page 46, and which information is hereby incorporated by reference.

A press release regarding the management succession plan was issued by the Company on October 8, 2018, a copy of which is filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Systemax Inc., dated October 8, 2018.

Exhibit Index

99.1	Press Release of Systemax Inc., dated October 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: October 11, 2018

	By:	/s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President